Exhibit (a)(1)(B)

CHESAPEAKE ENERGY CORPORATION

LETTER OF TRANSMITTAL

To Tender Notes in Connection with Its

Offers to Purchase for Cash

the Outstanding Notes Listed in the Table Below

(collectively, the “Notes”)

Subject to the Tender Caps and Proration as Described Herein

Pursuant to the Offer to Purchase Dated December 6, 2016

(as amended or supplemented from time to time, the “Offer to Purchase”)

Each of the Tender Offers (as defined herein) will expire at 11:59 p.m., New York City time, on January 4, 2017, or any other date and time to which Chesapeake Energy Corporation, an Oklahoma corporation (the “Company” or “Chesapeake”), extends such Tender Offer (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Expiration Date”), unless earlier terminated. You must validly tender your Notes at or prior to the applicable Expiration Date to be eligible to receive the applicable Total Consideration (as defined herein) for such Notes. The Total Consideration will be payable in cash. The Company refers to the offers to purchase the Notes collectively as the “Tender Offers,” and each offer to purchase a series of Notes individually as a “Tender Offer.” Tendered Notes may be validly withdrawn from the applicable Tender Offer at or prior to the Expiration Date. The Tender Offers are subject to the satisfaction or waiver of certain conditions as set forth under the heading “The Terms of the Tender Offers—Conditions to the Tender Offers” in the Offer to Purchase.

The following table sets forth certain terms of the Tender Offers:

Series of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Cap(1)	Total Consideration(2)

2.5% Contingent Convertible Senior Notes due 2037	165167BZ9 / 165167CA3	$114,262,000	$100,000,000	$1,005.00
2.25% Contingent Convertible Senior Notes due 2038	165167CB1	$199,758,000	$185,000,000	$985.00

(1)	The 2037 Tender Cap and the 2038 Tender Cap (each as defined below) apply to the aggregate purchase price (exclusive of Accrued Interest) of the 2.5% Contingent Convertible Senior Notes due 2037 and the 2.25% Contingent Convertible Senior Notes due 2038, respectively.
(2)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the applicable Tender Offer (exclusive of any Accrued Interest, which will be paid in addition to the Total Consideration to, but not including, the Settlement Date).

The Depositary and Information Agent for the Tender Offers is:

Global Bondholder Services Corporation

By facsimile: (For Eligible Institutions only) (212) 430-3775 For Confirmation by Telephone: (212) 430-3774	By Mail, Overnight Courier or Hand: Global Bondholder Services Corp. Attn: Corporate Action 65 Broadway, Suite 404 New York, NY 10006 (212) 430-3774

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER OF TRANSMITTAL.

December 6, 2016

The instructions contained herein should be read carefully before this Letter of Transmittal (as defined below) is completed and signed. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Offer to Purchase. In this Letter of Transmittal, the Company has used the convention of referring to all Notes that have been validly tendered and not validly withdrawn as having been “validly tendered.” Any Notes validly withdrawn will be deemed to be not validly tendered for purposes of the Tender Offers. To the extent there are any conflicts between the terms and conditions of this Letter of Transmittal and the terms and conditions of the Offer to Purchase, the terms and conditions of the Offer to Purchase shall control.

This letter of transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal”) relates to offers by the Company to purchase for cash the Notes. In addition, the Company will only accept for purchase the 2.5% Contingent Convertible Senior Notes due 2037 (the “2037 Notes”) having an aggregate purchase price (exclusive of Accrued Interest) of up to $100,000,000 (such aggregate purchase price, subject to increase or decrease by the Company, the “2037 Tender Cap”) and the 2.25% Contingent Convertible Senior Notes due 2038 (the “2038 Notes”) having an aggregate purchase price (exclusive of Accrued Interest) of up to $185,000,000 (such aggregate purchase price, subject to increase or decrease by the Company, the “2038 Tender Cap” and, together with the 2037 Tender Cap, the “Tender Caps” and each individually, a “Tender Cap”). The Company reserves the right, in its sole discretion, to increase or decrease either Tender Cap at any time, subject to compliance with applicable law, which could result in the Company’s purchasing a greater or lesser amount of Notes in the Tender Offers.

If the aggregate purchase price (exclusive of Accrued Interest) of a series of Notes validly tendered at or prior to the Expiration Date exceeds the applicable Tender Cap, the Notes of such series validly tendered will be accepted for purchase on a pro rata basis, based on the aggregate principal amount of such Notes validly tendered. See “The Terms of the Tender Offers—Tender Caps; Proration” in the Offer to Purchase.

Subject to the terms and conditions of the Tender Offers, the consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be the Total Consideration for the applicable series of Notes set forth in the table on the front cover of the Offer to Purchase (with respect to each series of Notes, the “Total Consideration”). In addition to the Total Consideration, all Holders (as defined herein) of Notes accepted for purchase pursuant to the Tender Offers will, on the Settlement Date, also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Settlement Date (“Accrued Interest”).

The Tender Offers commenced on December 6, 2016 and will expire on the Expiration Date, unless earlier terminated by the Company. No tenders will be valid if submitted after the Expiration Date. If your Notes are held by a broker, dealer, commercial bank, trust company, custodian or other nominee (each, a “Nominee”), such Nominee may have an earlier deadline for accepting the offer. You should promptly contact such Nominee that holds your Notes to determine its deadline. The Tender Offers are open to all registered Holders of the applicable Notes.

The Company will purchase any Notes that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offers having been either satisfied or waived by the Company, promptly following the Expiration Date (the date of such acceptance and purchase, the “Settlement Date”), subject to the Tender Caps and proration as described in the Offer to Purchase. The Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offers have been either satisfied or waived by the Company at or prior to the Expiration Date.

The Company expects to use cash on hand to fund its payment of the Total Consideration. The Tender Offers are being made in connection with a concurrent private offering of $750,000,000 aggregate principal amount of Senior Notes due 2025 (the “Debt Financing”). The Company expects to use the net proceeds from the Debt Financing to finance a portion of the consideration for concurrent tender offers for its outstanding 6.5% Senior Notes due 2017, 7.25% Senior Notes due 2018, Floating Rate Senior Notes due 2019, 6.625% Senior Notes due 2020, 6.875% Senior Notes due 2020, 6.125% Senior Notes due 2021, 5.375% Senior Notes due 2021, 4.875% Senior Notes due 2022, 8.00% Senior Secured Second Lien Notes due 2022 and 5.75% Senior Notes due 2023 (the “Concurrent Tender Offers”). The obligation of the Company to consummate the Tender Offers is subject to the General Conditions, but is not subject to completion of the Debt Financing or the Concurrent Tender Offers. The conditions to the Tender Offers are for the sole benefit of the Company and may be asserted by the Company at any time prior to the Expiration Date in its sole discretion. The Company reserves the right, in its sole discretion, to waive any and all conditions of the Tender Offers at or prior to the Expiration Date. If either Tender Offer is terminated at any time with respect to any Notes, the Notes validly tendered and not previously accepted and purchased will be promptly returned to the tendering Holders. The Tender Offers are not conditioned upon a minimum amount of Notes of either series, or a minimum amount of Notes of both series, being tendered. See “The Terms of the Tender Offers—Conditions to the Tender Offers” in the Offer to Purchase.

Withdrawal rights with respect to the Notes will terminate on the Expiration Date. Thereafter, tenders are irrevocable except that Notes not yet accepted for purchase may be withdrawn at any time after February 3, 2017 (40 business days after the commencement of the Tender Offers). For the withdrawal of a tendered Note to be valid, such withdrawal must comply with the procedures set forth in “The Terms of the Tender Offers—Withdrawal of Tenders” in the Offer to Purchase.

In the event that the Company modifies the Total Consideration or either Tender Cap and there are fewer than 10 business days remaining from and including the date of the announcement of such modification to and including the Expiration Date of the applicable Tender Offer, the Company will extend the Expiration Date with respect to such Tender Offer so that at least 10 business days remain until the Expiration Date with respect to such Tender Offer.

The Tender Offers are open to all registered holders (individually, a “Holder” and, collectively, the “Holders”) of the Notes. Your bank or broker can assist you in completing this Letter of Transmittal. The instructions included with this Letter of Transmittal and in the Offer to Purchase must be followed. Questions or requests for assistance relating to the procedure for tendering Notes or for additional copies of the Offer Documents may be directed to Global Bondholder Services Corporation (which is the Depositary for the Tender Offers, as well as the Information Agent for the Tender Offers, referred to in this Letter of Transmittal variously as the “Depositary,” “Information Agent” and “Depositary and Information Agent”) at its address and telephone numbers set forth on the back cover of this Letter of Transmittal. Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Deutsche Bank Securities Inc. at its address and telephone numbers set forth on the back cover of this Letter of Transmittal. Deutsche Bank Securities Inc. is acting as the dealer manager for the Tender Offers (the “Dealer Manager”).

In the event that proration of tendered Notes of a series is required, the aggregate principal amount of each Holder’s validly tendered Notes of such series accepted for purchase will be determined by multiplying the aggregate principal amount of such Holder’s validly tendered Notes of such series by the proration factor for such series, and rounding the product down to the nearest $1,000. To avoid purchases of Notes of either series in principal amounts other than integral multiples of $1,000, the Company will reduce the principal amount of Notes of such series validly tendered by such Holder and accepted for purchase to the nearest $1,000.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX BELOW.

By execution hereof or by using the procedures for tendering by book-entry transfer described herein, the tendering Holder acknowledges receipt of the Offer to Purchase.

This Letter of Transmittal is to be completed, or acknowledged by Book-Entry Confirmation (as defined herein), by Holders of Notes, and tenders of Notes are to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the section of the Offer to Purchase entitled “The Terms of the Tender Offers—Procedure for Tendering Notes.” There are no guaranteed delivery procedures available with respect to the Tender Offers under the terms of the Offer to Purchase, this Letter of Transmittal or any related materials.

A properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any other documents required by this Letter of Transmittal, should be directed to the Depositary and Information Agent at the address set forth on the back cover of this Letter of Transmittal. Any questions or requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase and any amendments or supplements to the foregoing or documents incorporated by reference into the foregoing may be directed to the Depositary and Information Agent at the address and telephone number set forth on the back cover of this Letter of Transmittal. A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Tender Offers.

This Letter of Transmittal is to be completed by Holders of Notes desiring to accept the Tender Offers, unless such Holder is electronically transmitting its acceptance through the DTC’s Automated Tender Offer Program (“ATOP”). A Holder tendering through ATOP does not need to complete this Letter of Transmittal. Holders of Notes who are tendering by book-entry transfer to the Depositary’s account at DTC can accept the Tender Offers through ATOP. Upon receipt of such Holder’s acceptance through ATOP, DTC will edit and verify the acceptance and send an Agent’s Message to the Depositary for its acceptance. Pursuant to authority granted by DTC, any DTC participant that has Notes credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly instruct the Depositary to tender Notes at or prior to the Expiration Date, as though it were the registered Holder thereof by so transmitting an Agent’s Message.

Delivery of the confirmation of a book-entry transfer into the Depositary’s account at DTC, including an Agent’s Message transmitted by DTC to, and received by, the Depositary (a “Book-Entry Confirmation”) will satisfy the requirement to complete and deliver this Letter of Transmittal by the participant identified in the Agent’s Message.

You may submit only one Agent’s Message or Letter of Transmittal for the Notes tendered.

Notes not tendered and Notes not otherwise purchased pursuant to the Tender Offers will remain outstanding. For a description of certain consequences to Holders who do not tender their Notes or whose Notes are not accepted for purchase, see “Certain Considerations—Treatment of Notes Not Tendered in the Tender Offers” in the Offer to Purchase.

To properly complete this Letter of Transmittal, a Holder must complete the box below entitled “Description of Notes Tendered” and must:

•	complete the box below entitled “Method of Delivery”;

•	complete the box below entitled “Please Sign Here” and sign where indicated or complete the procedures for Book-Entry Confirmation; and

•	complete the enclosed IRS Form W-9 or an appropriate IRS Form W-8, as described below under Instruction 6.

NOTES MUST BE TENDERED BY BOOK-ENTRY TRANSFER

THIS LETTER OF TRANSMITTAL DOES NOT CONSTITUTE AN OFFER TO PURCHASE NOTES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. THE DELIVERY OF THIS LETTER OF TRANSMITTAL SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE, OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE OFFER TO PURCHASE OR RELATED DOCUMENTS OR ANY DOCUMENTS INCORPORATED BY REFERENCE, OR IN THE COMPANY’S AFFAIRS SINCE THE DATE HEREOF.

TENDER OF NOTES PURSUANT TO THE TENDER OFFERS

PLEASE COMPLETE THE FOLLOWING:

DESCRIPTION OF NOTES TENDERED

List below the principal amount of Notes being tendered pursuant to the Tender Offers. If the space provided is inadequate, list the principal amount of the Notes being tendered on a separately executed schedule and affix the schedule to this Letter of Transmittal.

The Notes may be tendered and accepted for purchase only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted for purchase pursuant to the Tender Offers. Holders who do not tender all of their Notes must ensure that they retain a principal amount of Notes of each series equal to $1,000 or greater than $1,000.

	Name(s) and Address(es) of Registered Holder(s)	Aggregate Principal Amount Represented*	Principal Amount Tendered
2.5% Contingent Convertible Senior Notes due 2037 (CUSIP No. 165167BZ9/165167CA3)

2.25% Contingent Convertible Senior Notes due 2038 (CUSIP No. 165167CB1)

*	Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions of the Offer to Purchase, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 5.

METHOD OF DELIVERY

2.5% Contingent Convertible Senior Notes due 2037 (CUSIP No. 165167BZ9/165167CA3)

Name of Tendering Institution:

DTC Participant Number:

Account Number:	Transaction Code Number:

2.25% Contingent Convertible Senior Notes due 2038 (CUSIP No. 165167CB1)

Name of Tendering Institution:

DTC Participant Number:

Account Number:	Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Tender Offers set forth in the Offer to Purchase, the undersigned hereby tenders to the Company the aggregate principal amount of the Notes indicated above. Subject to and effective upon acceptance for purchase of, and payment for, the Notes tendered in accordance with this Letter of Transmittal, the undersigned hereby irrevocably sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Notes tendered hereby and accepted for purchase pursuant to the terms of the Offer to Purchase.

The undersigned acknowledges and agrees that a tender of Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and an acceptance of and payment thereof by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Tender Offers. For purposes of the Tender Offers, the undersigned understands that the Company will be deemed to have accepted for purchase validly tendered Notes if, as and when the Company gives oral (confirmed in writing) or written notice thereof to the Depositary and Information Agent.

The undersigned understands that tenders of Notes may be validly withdrawn at or prior to the Expiration Date by following the procedures set forth in “The Terms of the Tender Offers—Withdrawal of Tenders” in the Offer to Purchase and in Instruction 3 hereto.

The undersigned understands and agrees that withdrawal rights with respect to the Notes will terminate on the Expiration Date. Thereafter, tenders are irrevocable except that Notes not yet accepted for purchase may be withdrawn at any time after February 3, 2017 (40 business days after the commencement of the Tender Offers).

The undersigned hereby represents, warrants and undertakes to the Company, the Depositary and the Dealer Manager that:

•	it has received the Offer Documents and agrees to be bound by all the terms and conditions of the Tender Offers;

•	the Notes are, at the time of acceptance, and will continue to be, until the payment on the Settlement Date, or the termination or withdrawal of the Tender Offers, or, in the case of Notes in respect of which the tender has been withdrawn, the date on which such tender is validly withdrawn, held by the undersigned;

•	all authority conferred or agreed to be conferred pursuant to these representations, warranties and undertakings and every obligation hereunder is binding upon its successors, assigns, heirs, executors, administrators, trustee in bankruptcy and legal representatives and shall not be affected by, and shall survive, its death or incapacity;

•	it has full power and authority to tender, sell, assign and transfer the tendered Notes;

•	the Notes will, on the Settlement Date, be transferred by such tendering Holder to the Company in accordance with the terms of the Tender Offers, and the Company will acquire good, marketable and unencumbered title thereto, with full title guarantee free and clear of all liens, restrictions, charges and encumbrances, not subject to any adverse claim or right, and together with all rights attached thereto; and

•	it will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

The undersigned hereby (i) waives any and all other rights with respect to the Notes (including, without limitation, the tendering Holder’s waiver of any existing or past defaults and their consequences in respect of the Notes and the indenture under which such Notes were issued), (ii) releases and discharges the Company from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any repurchase, redemption or defeasance of the Notes, and (iii) irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of such Holder (with full knowledge that the Depositary also acts as the agent of the Company) with respect to any such tendered Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to, or upon the order of, the Company, (b) present such Notes for transfer on the relevant security register, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Depositary will have no rights to, or control over, funds from the Company, except as agent for the tendering Holders, for the purchase price, plus any Accrued Interest, of Notes tendered pursuant to the Tender Offers, as determined pursuant to the terms of the Offer to Purchase, for any tendered Notes that are purchased by the Company), all in accordance with the terms of the Offer to Purchase. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

Notwithstanding any other provision of the Offer to Purchase, the undersigned understands that the Company’s obligation to accept for purchase, and to pay for, any Notes validly tendered pursuant to the Tender Offers is subject to the satisfaction or waiver of a number of conditions, including the General Conditions, as described in the Offer to Purchase. The undersigned understands that the Tender Offers are not conditioned upon a minimum amount of Notes of either series, or a minimum amount of Notes of both series, being tendered, and neither of the Tender Offers are conditioned on the completion of the other Tender Offer.

Subject to compliance with applicable law, the Company reserves the right, in its sole discretion, with respect to any or all of the Tender Offers, to (i) extend the Expiration Date to a later date and time as announced by the Company; (ii) increase or decrease either Tender Cap; (iii) waive or modify in whole or in part any or all conditions to the Tender Offers; (iv) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; (v) otherwise modify either Tender Offer; or (vi) upon the failure of a condition set forth in “The Terms of the Tender Offers—Conditions to the Tender Offers” in the Offer to Purchase prior to the Expiration Date, terminate either Tender Offer. In the event that one or both Tender Offers are terminated or otherwise not completed, the Total Consideration relating to the applicable Notes will not be paid or become payable to Holders of such Notes, without regard to whether such Holders have validly tendered their Notes (in which case, such tendered Notes will be promptly returned to Holders). The Company will publicly announce any extension, termination or amendment in the manner described under “The Terms of the Tender Offers—Announcements” in the Offer to Purchase. There can be no assurance that the Company will exercise its right to extend, terminate or amend the Tender Offers. See “The Terms of the Tender Offers—Expiration Date; Extension; Termination and Amendment” in the Offer to Purchase.

The Company, in its sole discretion, will determine all questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for purchase and withdrawal of validly tendered Notes, and such determinations will be final and binding. None of the Company, the Dealer Manager, the Depositary, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities or will incur any liability for failure to give any such notification.

The undersigned hereby request(s) that any Notes representing principal amounts not accepted for purchase be credited to the DTC account listed below. The undersigned hereby request(s) that any payment to be made in respect of the Notes tendered hereby be credited to the DTC account listed above.

PLEASE SIGN HERE

(To Be Completed by All Tendering Holders Unless a Holder Is Tendering Through

ATOP Delivery in Connection with a Book-Entry Transfer of Notes)

This Letter of Transmittal must be signed by the Holder(s) of Notes exactly as the name(s) of such Holder(s) appear(s) on a security position listing as the owner of Notes on the books of DTC or its participants.

If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 4 below.

X

X
(Signature(s) of Holder(s) or Authorized Signatory)

Date: , 20

Name(s):

(Please Print)
Capacity:

Address:
(Including Zip Code)

Area Code and Telephone No.: ( )

Employer Identification or Social Security Number:
PLEASE COMPLETE IRS FORM W-9 OR APPROPRIATE IRS FORM W-8 SIGNATURE GUARANTEE, IF REQUIRED (See Instructions 1 and 4 below)

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (Including Zip Code) and Telephone Number (Including Area Code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Date: , 20

SIGNATURE GUARANTEE
(See Instruction 1 below)
Certain Signatures Must be Guaranteed by a
Medallion Signature Guarantor

(Name of Medallion Signature Guarantor
Guaranteeing Signature)

(Address (including zip code) and
Telephone Number of Firm
(including area code))

(Authorized Signature)

(Printed Name)

(Title)

Date: , 20

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer to Purchase

1. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national notes exchange or the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office or a correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being an “Eligible Institution”) unless (i) this Letter of Transmittal is signed by the registered Holder(s) of Notes (which term, for purposes of this document, shall include any participant in the DTC system whose name appears on a security position listing as the owner of Notes) tendered hereby or (ii) such Notes are tendered for the account of an Eligible Institution. See Instruction 4.

2. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed, or an electronic confirmation pursuant to DTC’s ATOP (together with a Book-Entry Confirmation) is to be transmitted, by Holders for tenders made pursuant to the procedures for tenders by book-entry transfer set forth in the Offer to Purchase under the caption “The Terms of the Tender Offers—Procedure for Tendering Notes.” A properly completed and duly executed Letter of Transmittal (or manually signed facsimile) or an electronic confirmation pursuant to the DTC’s ATOP system (together with a Book-Entry Confirmation), and any other required documents, must be received by the Depositary at its address set forth on the back cover of this Letter of Transmittal at or prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Depositary.

THE METHOD OF DELIVERY OF NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING NOTES AND DELIVERING THIS LETTER OF TRANSMITTAL OR TRANSMITTING AN AGENT’S MESSAGE AND, EXCEPT AS OTHERWISE PROVIDED IN THIS LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT HOLDERS USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE, TO PERMIT DELIVERY TO THE DEPOSITARY AT OR PRIOR TO SUCH TIME. HOLDERS DESIRING TO TENDER NOTES MUST ALLOW SUFFICIENT TIME FOR COMPLETION OF THE ATOP PROCEDURES DURING NORMAL BUSINESS HOURS OF DTC. MANUALLY SIGNED FACSIMILE COPIES OF THE LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, WILL BE ACCEPTED FOR PURCHASE. IN NO EVENT SHALL THE HOLDER SEND ANY DOCUMENTS OR NOTES TO THE DEALER MANAGER OR TO THE COMPANY.

No alternative, conditional or contingent tenders will be accepted for purchase pursuant to the Tender Offers.

The Notes may be tendered and accepted for purchase only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Holders who do not tender all of their Notes must ensure that they retain a principal amount of Notes of each series equal to or greater than $1,000.

By execution and delivery of this Letter of Transmittal (or a manually signed facsimile hereof) or by electronic confirmation pursuant to DTC’s ATOP (together with the Book-Entry Confirmation), all tendering Holders of Notes waive any right to receive any notice of the acceptance of their Notes for payment. The entire aggregate principal amount represented by the Notes delivered to the Depositary will be deemed to have been tendered. If any tendered Notes are not purchased pursuant to the Tender Offers for any reason, such Notes not purchased will be returned promptly, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be promptly credited to the account maintained at DTC from which Notes were delivered) after the expiration or termination of the Tender Offers.

Notes tendered may only be withdrawn pursuant to the procedure and subject to the terms set forth under the caption “The Terms of the Tender Offers—Withdrawal of Tenders” in the Offer to Purchase and as described below.

3. Withdrawal of Tenders. Withdrawal rights with respect to the Notes will terminate on the Expiration Date. Thereafter, tenders are irrevocable, except that Notes not yet accepted for purchase may be withdrawn at any time after February 3, 2017 (40 business days after the commencement of the Tender Offers).

For a withdrawal of Notes to be valid, the Depositary must timely receive a written or facsimile notice of withdrawal at one of its addresses set forth on the last page of this Letter of Transmittal, or a properly transmitted “Request Message” through ATOP must be received by the Depositary, in each case prior to the Expiration Date. The withdrawal notice must:

•	specify the name of the person that tendered the Notes to be withdrawn and, if different, the record holder of such Notes (or, in the case of Notes tendered by book entry transfer, the name of the DTC participant for whose account such Notes were tendered and such participant’s account number at DTC to be credited with the withdrawn Notes);

•	contain a description(s) of the Notes to be withdrawn, including the CUSIP number(s) and the aggregate principal amount represented by such Notes to be withdrawn;

•	be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), if any (or, in the case of Notes tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message), or be accompanied by documents of transfer sufficient to have the applicable Trustee register the transfer of the Notes into the name of the person withdrawing such Notes; and

•	if the Letter of Transmittal was executed by a person other than the Holder, be accompanied by a properly completed irrevocable proxy that authorizes such person to effect such revocation on behalf of such Holder.

If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal, even if physical release is not yet effected by the Depositary. Any Notes validly withdrawn will be deemed to be not validly tendered for purposes of the Tender Offers.

Holders may not rescind their withdrawal of tendered Notes, and any Notes validly withdrawn will thereafter be deemed not validly tendered for purposes of the Tender Offers. Validly withdrawn Notes may, however, be validly tendered again by following one of the procedures described in the Offer to Purchase under the caption “The Terms of the Tender Offers—Procedure for Tendering Notes” at any time prior to the Expiration Date.

Holders may accomplish valid withdrawals of Notes only in accordance with the foregoing procedures.

If a beneficial owner tendered its Notes through a Nominee and wishes to withdraw its Notes, it will need to make arrangements for withdrawal with its Nominee. The ability of a beneficial owner to withdraw a tender of its Notes will depend upon the terms of the arrangements it has made with its Nominee and, if its Nominee is not the DTC participant tendering those Notes, the arrangements between its Nominee and such DTC participant, including any arrangements involving intermediaries between its Nominee and such DTC participant.

Through DTC, the Depositary will return to tendering Holders all Notes in respect of which it has received valid withdrawal instructions at or prior to the Expiration Date promptly after it receives such instructions.

All questions as to the form and validity (including time of receipt) of a notice of withdrawal will be determined by the Company in its sole discretion, which determination shall be final and binding. None of the Company, the Dealer Manager, the Depositary, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.

If the Company is delayed in its acceptance for purchase of, or payment for, any Notes or is unable to accept for purchase or pay for any Notes pursuant to the Tender Offers for any reason, then, without prejudice to the Company’s rights hereunder, but subject to applicable law, tendered Notes may be retained by the Depositary on behalf of the Company (subject to Rules 13e-4(5)(f) and Rule 14e-1 under the Exchange Act, which require that the Company pay the consideration offered or return the Notes deposited by or on behalf of the Holders promptly after the termination or withdrawal of the applicable Tender Offer).

4. Signatures on Letter of Transmittal. If any Notes tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any Notes tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Notes.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority so to act must be submitted.

5. Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Depositary at its address and telephone numbers, as set forth on the back cover of this Letter of Transmittal. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the IRS Form W-9 or the IRS Form W-9 instructions may be directed to the Depositary and Information Agent, and copies will be furnished promptly at the Company’s expense. Holders of Notes may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the offer.

6. Taxpayer Identification Number and Backup Withholding. U.S. federal income tax law generally requires that a tendering Holder who is a “U.S. person” (as defined under the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations) and whose tendered Notes are accepted for purchase (a) provide the Depositary (as payor) with such Holder’s correct taxpayer identification number (“TIN”), (which, in the case of a Holder who is an individual, is generally such Holder’s social security number,) and certain certifications discussed below or (b) otherwise establish an exemption from backup withholding of U.S. federal income taxes. If the Depositary is not provided with the correct TIN and certifications or an otherwise adequate basis for an exemption, such Holder may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding (currently, at a rate of 28%) on the gross proceeds received pursuant to the Tender Offers. If withholding results in an overpayment of U.S. federal income taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

To prevent backup withholding, each tendering Holder who is a U.S. person must provide such Holder’s correct TIN by completing an IRS Form W-9 (attached hereto), certifying that the TIN provided is correct (or that such Holder has applied for a TIN) and that (a) the Holder is exempt from backup withholding, (b) the Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Holder that such Holder is no longer subject to backup withholding. Such Holder must also certify that such Holder is a “U.S. person.”

If a Holder that is a U.S. person does not have a TIN, such Holder should consult the instructions on IRS Form W-9 (the “Instructions”) for directions on applying for a TIN, write “Applied For” in the space for the TIN in Part I of the IRS Form W-9 attached hereto, and sign and date the IRS Form W-9. If the Holder does not provide such Holder’s TIN to the Depositary by the date the payments are due, the payments will be subject to backup withholding. Note: Writing “Applied For” on the form means that the Holder has already applied for a TIN or that such Holder intends to apply for one in the near future.

If the Notes are held in more than one name or are not in the name of the actual owner, consult the Instructions for information on which TIN to report.

Certain Holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding and reporting requirements. To prevent backup withholding, an exempt U.S. Holder should enter the applicable exempt payee code in line 4 of IRS Form W-9. See the Instructions for directions. In order for a Non-U.S. Holder to establish that it is an exempt recipient, such holder must submit a properly completed IRS Form W-8BEN, W-8 BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable, signed under penalties of perjury attesting to such Non-U.S. Holder’s exempt status. The IRS Forms W-8 may be obtained from the IRS website at www.irs.gov.

FAILURE TO COMPLETE AND RETURN IRS FORM W-9 OR AN APPROPRIATE IRS FORM W-8, AS APPLICABLE, MAY RESULT IN WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFERS.

7. Transfer Taxes. Tendering Holders of Notes purchased in the Tender Offers will not be obligated to pay brokerage commissions or fees to the Company, the Dealer Manager, or the Depositary and Information Agent. The Company will pay or cause to be paid all transfer taxes with respect to the purchase of any Notes in the Tender Offers. If your Notes are held through a broker or other Nominee who tenders Notes on your behalf, such broker or Nominee may charge you a commission for doing so. You should consult with your broker or Nominee to determine whether any charges will apply.

8. Irregularities. The Company, in its sole discretion, will determine all questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for purchase and withdrawal of validly tendered Notes, and such determinations will be final and binding. The Company reserves the absolute right to reject any and all tenders of Notes that it determines are not in proper form or where the acceptance for purchase of, or payment for, such Notes may, in the Company’s opinion, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any of the conditions of the Tender Offers or any defect or irregularity in the tender of Notes of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Holders. The Company’s interpretation of the terms and conditions of the Tender Offers will be final and binding.

Any defect or irregularity in connection with tenders of Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Notes shall not be deemed to have been made until all defects or irregularities have been waived or cured. None of the Company, the Dealer Manager, the Depositary, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or notices of withdrawal or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Notes, the Holder will be entitled to the Total Consideration, plus Accrued Interest.

9. Waiver of Conditions; Termination of Tender Offers. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the conditions to the Tender Offers in the case of any Notes tendered, in whole or in part, at any time and from time to time. The Company also expressly reserves the absolute right, in its sole discretion, subject to applicable law, upon the failure of a condition set forth in “The Terms of the Tender Offers—Conditions to the Tender Offers” in the Offer to Purchase prior to the Expiration Date, to terminate the Tender Offers without accepting for purchase any Notes that may have been tendered prior to such termination.

IMPORTANT: THIS PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR MANUALLY SIGNED FACSIMILE THEREOF) OR A PROPERLY TRANSMITTED AGENT’S MESSAGE DELIVERED PURSUANT TO THE DTC’S ATOP, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF NOTES AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRATION DATE.

Form W-9
(Rev. December 2014)
Department of the Treasury Internal Revenue Service
Request for Taxpayer Identification Number and Certification
Give Form to the requester. Do not send to the IRS.
Print or type See Specific Instructions on page 2.
1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification; check only one of the following seven boxes:
☐ Individual/sole proprietor or ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate single-member LLC
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions)
4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any)
Exemption from FATCA reporting code (if any)
(Applies to accounts maintained outside the U.S.)
5 Address (number, street, and apt. or suite no.)
6 City, state, and ZIP code
7 List account number(s) here (optional)
Requester’s name and address (optional)
Part I Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.
Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.
Social security number - -
or
Employer identification number -
Part II Certification
Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.
Sign Here Signature of U.S. person Date
General Instructions
Section references are to the Internal Revenue Code unless otherwise noted. Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.
Purpose of Form
An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:
• Form 1099-INT (interest earned or paid)
• Form 1099-DIV (dividends, including those from stocks or mutual funds)
• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
• Form 1099-S (proceeds from real estate transactions)
• Form 1099-K (merchant card and third party network transactions)
• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
• Form 1099-C (canceled debt)
• Form 1099-A (acquisition or abandonment of secured property)
Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.
If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.
By signing the filled-out form, you:
1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and
4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.
Cat. No. 10231X Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014) Page 2
Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.
Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:
An individual who is a U.S. citizen or U.S. resident alien;
A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
An estate (other than a foreign estate); or
A domestic trust (as defined in Regulations section 301.7701-7).
Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.
In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:
In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.
Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).
Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.
If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:
1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.
Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.
If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.
Backup Withholding
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.
Payments you receive will be subject to backup withholding if:
1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.
Also see Special rules for partnerships above.
What is FATCA reporting?
The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.
Updating Your Information
You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.
Penalties
Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
Specific Instructions
Line 1
You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.
If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.
a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.
Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.
b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.
c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.
d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.
e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014)

Line 2
If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.
Line 3
Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.
Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”
Line 4, Exemptions
If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.
Exempt payee code.
Generally, individuals (including sole proprietors) are not exempt from backup withholding.
Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.
The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.
1 — An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2—The United States or any of its agencies or instrumentalities
3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4—A foreign government or any of its political subdivisions, agencies, or instrumentalities
5—A corporation
6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7—A futures commission merchant registered with the Commodity Futures Trading Commission
8—A real estate investment trust
9 —An entity registered at all times during the tax year under the Investment Company Act of 1940
10—A common trust fund operated by a bank under section 584(a)
11—A financial institution
12—A middleman known in the investment community as a nominee or custodian
13—A trust exempt from tax under section 664 or described in section 4947 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.
IF the payment is for . . .
Interest and dividend payments
Broker transactions
Barter exchange transactions and patronage dividends
Payments over $600 required to be reported and direct sales over $5,0001
Payments made in settlement of payment card or third party network transactions
THEN the payment is exempt for . . .
All exempt payees except for 7
Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Exempt payees 1 through 4
Generally, exempt payees 1 through 52
Exempt payees 1 through 4
1 See Form 1099-MISC, Miscellaneous Income, and its instructions.
2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.
A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B—The United States or any of its agencies or instrumentalities
C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)
E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1 (c)(1)(i)
F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G — A real estate investment trust
H — A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I — A common trust fund as defined in section 584(a)
J — A bank as defined in section 581 K — A broker
L — A trust exempt from tax under section 664 or described in section 4947(a)(1)
M — A tax exempt trust under a section 403(b) plan or section 457(g) plan Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.
Line 5
Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.
Line 6
Enter your city, state, and ZIP code.
Part I. Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.
If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.
If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.
Note. See the chart on page 4 for further clarification of name and TIN combinations.
How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1 -800-829-3676).
If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 12-2014) Page 4
Part II. Certification
To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.
For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.
Signature requirements. Complete the certification as indicated in items 1 through 5 below.
1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.
What Name and Number To Give the Requester
For this type of account:
1. Individual
2. Two or more individuals (joint account)
3. Custodian account of a minor (Uniform Gift to Minors Act)
4. a. The usual revocable savings trust (grantor is also trustee)
b. So-called trust account that is not a legal or valid trust under state law
5. Sole proprietorship or disregarded entity owned by an individual
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))
For this type of account:
7. Disregarded entity not owned by an individual
8. A valid trust, estate, or pension trust
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553
10. Association, club, religious, charitable, educational, or other tax-exempt organization
11. Partnership or multi-member LLC
12. A broker or registered nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i) (B))
Give name and SSN of:
The individual
The actual owner of the account or, if combined funds, the first individual on the account1
The minor2
The grantor-trustee1
The actual owner1
The owner3
The grantor*
Give name and EIN of:
The owner
Legal entity4
The corporation
The organization
The partnership
The broker or nominee
The public entity
The trust
1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
2 Circle the minor’s name and furnish the minor’s SSN.
3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.
*Note. Grantor also must provide a Form W-9 to trustee of trust.
Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
Secure Your Tax Records from Identity Theft
Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.
To reduce your risk:
Protect your SSN,
Ensure your employer is protecting your SSN, and
Be careful when choosing a tax preparer.
If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.
If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.
For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.
Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.
Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.
The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.
If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).
Visit IRS.gov to learn more about identity theft and how to reduce your risk.
Privacy Act Notice
Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFERS.

The Depositary for the Tender Offers is:	The Information Agent for the Tender Offers is:

Global Bondholder Services Corporation	Global Bondholder Services Corporation

By facsimile: (For Eligible Institutions only) (212) 430-3775 Confirmation: (212) 430-3774	65 Broadway, Suite 404 New York, New York 10006 Banks and Brokers, Call: (212) 430-3774 Toll Free: (866) 470-4200 Email: contact@gbsc-usa.com
By Mail, Overnight Courier or Hand: Global Bondholder Services Corp. Attn: Corporate Action 65 Broadway, Suite 404 New York, New York 10006 (212) 430-3774

Questions or requests for assistance relating to the procedures for tendering Notes or for additional copies of the Offer Documents may be directed to the Information Agent at the telephone numbers and address set forth above. Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Deutsche Bank Securities Inc. at its telephone numbers and address set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Tender Offers or requests for additional copies of the Offer Documents.

The Dealer Manager for the Tender Offers is:

Deutsche Bank Securities

60 Wall Street

New York, New York 10005

Attention: Liability Management Group

Toll Free: (855) 287-1922

Collect: (212) 250-7527